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                                                                    EXHIBIT 23.2



              CONSENT OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO. LLP



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                                                                    Exhibit 23.2


     [LETTERHEAD OF MCNAIR,MCLEMORE, MIDDLEBROOKS & CO, LLP APPEARS HERE]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 20, 1998, accompanying the consolidated financial statements of Crossroads Bancshares, Inc. and subsidiary, and our report dated January 14, 1998, accompanying the consolidated financial statements of SNB Bancshares, Inc. and subsidiary, all contained in this Amendment No. 1 to Form S-4 Registration Statement and Prospectus and consent to the use of our name as it appears under the caption "Experts."


This 28 day of May, 1998.

                                /s/ McNair, McLemore, Middlebrooks & Co., LLP
                                ---------------------------------------------
                                McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP


                                BY: /s/ Ray C. Pearson
                                   ------------------------------------------
                                   RAY C. PEARSON